EXHIBIT (21)
			      THE MIDLAND COMPANY
			       AND SUBSIDIARIES
		 EXHIBIT (21) - SUBSIDIARIES OF THE REGISTRANT
			       DECEMBER 31, 1994

     The subsidiaries of the Registrant as of December 31, 1994, all of which are included in the consolidated financial statements, are as follows:

								      Percentage
						    State of          of Voting
						  Incorporation      Stock Owned
						  -------------      -----------
M/G Transport Services, Inc.                          Ohio               100
Midland-Guardian Co.                                  Ohio               100
MGT Services, Inc.                                    Ohio               100
Inland Marine Brokerage Company                       Ohio               100
M/G Securities, Inc.                                  Ohio               100
CS Crable Sportswear, Inc.                            Ohio               100
MGT River Services, Inc.                              Ohio               100

SUBSIDIARIES OF MIDLAND-GUARDIAN CO.

American Modern Insurance Group, Inc.                 Ohio               100
Marbury Agency, Inc.                                  Ohio               100

SUBSIDIARIES OF AMERICAN MODERN INSURANCE GROUP, INC.

American Modern Home Insurance Co.                    Ohio               100
American Family Home Insurance Co.                   Florida             100
Atlas Insurance Agency, Inc.                          Ohio               100
American Modern Life Insurance Company                Ohio               100
Midwest Enterprises, Inc.                            Florida             100
Lloyds Modern Corporation                             Texas              100
American Modern Home Service Company                  Ohio               100

SUBSIDIARIES OF AMERICAN MODERN HOME INSURANCE CO.

American Modern Lloyds Insurance Co.                  Texas              100
American Southern Home Insurance Co.                 Florida             100
American Western Home Insurance Co.                 Oklahoma             100
Guardian Underwriters Insurance Company, Inc.     Pennsylvania           100

SUBSIDIARY OF AMERICAN WESTERN HOME INSURANCE CO.

American Modern Life Insurance Company of
     Arizona, Inc.                                   Arizona             100


     The names of two wholly-owned subsidiaries of The Midland Company are not shown above as such individual listing is not required.